UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2014 (August 4, 2014)

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Fitzwilliam Square, Dublin 2 Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-669-6634
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 28, 2014, pursuant to an Arrangement Agreement, dated November 5, 2013 (the “Arrangement Agreement”), among Endo Health Solutions Inc. (“Endo”), Endo International plc  (“Endo plc”), RDS Merger Sub, LLC (“Merger Sub”),  Paladin Labs Inc. (“Paladin”), et al. (a) Endo plc indirectly acquired all of the outstanding common shares of Paladin pursuant to a plan of arrangement under Canadian law (the “Arrangement”) and (b) Merger Sub merged with and into Endo, with Endo as the surviving corporation in the merger (the “Merger” and, together with the Arrangement, the “Transactions”).  The Transactions are described in detail in Endo plc's Registration Statement on Form S-4, Commission File Number 333-192760, and the amendments thereto (collectively, the "Registration Statement").

As described more fully in the Registration Statement, at the time of the Transactions, the tax treatment of the Merger to Endo shareholders was not certain. In particular, under U.S. federal income tax law in effect at the time of the Transactions, it was not certain whether the Endo shareholders’ exchange of Endo common stock for Endo plc ordinary shares in the Merger (the “Endo Share Exchange”) would be taxable under Section 367(a) of the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

Endo plc has since determined that U.S. shareholders of Endo will generally recognize gain (but not loss) on the Endo Share Exchange. This determination is based on various factors described in the Registration Statement, including the upward movement of the Endo stock price following signing of the Arrangement Agreement and the aggregate estimated tax basis of the Endo shareholders in the Endo common stock at the time of the Endo Share Exchange. Due to these factors the conditions necessary to prevent the application of Section 367(a) to the Merger were not satisfied, and, as a result, the Endo Share Exchange will be a taxable transaction for U.S. federal income tax purposes effective February 28, 2014 whereby U.S. shareholders of Endo will generally recognize gain (but not loss) on the Endo Share Exchange. With respect to each U.S. shareholder, such gain will generally equal the excess of the fair market value of the Endo plc ordinary shares received over such holder’s adjusted tax basis in the shares of Endo common stock exchanged therefor. U.S. federal income tax law does not specify how the fair market value of the Endo plc ordinary shares is to be determined for this purpose. We believe that one possible approach is to use the average of the high and low trading prices of the Endo stock quoted on the NASDAQ on February 28, 2014, the date of the Endo Share Exchange, which is $78.01. You are not bound by this approach and might choose, in consultation with your tax advisor, to use another approach to determine the fair market value of the Endo plc ordinary shares.

For more complete information regarding the U.S. federal income tax consequences of the Merger to Endo shareholders, including a detailed discussion of the application of Section 367(a), see the discussion under the heading Certain Tax Consequences of the Merger and the Arrangement-U.S. Federal Income Tax Considerations-Certain U.S. Federal Income Tax Consequences of the Merger to Endo Shareholders in the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Company Secretary
Dated: August 4, 2014